Exhibit 3.10

BRITISH COLUMBIA	File Number: 579306

CITY TELECOM (VANCOUVER) INC.

I hereby certify that the documents attached hereto are copies of documents filed with the Registrar of Companies on January 29, 1999

/s/ John S. Powell
JOHN S. POWELL Registrar of Companies

Ministry of Finance and Corporate Relations	Corporate and Personal Properties Registries	Mailing address: PO Box 9431 8th Prov Govt Victoria, B.C. V8W 9V3	Location: Second Floor 940 Blanshard Street Victoria

FORM 1 (Section 5)

COMPANY ACT

CITY TELECOM (VANCOUVER) INC.

MEMORANDUM

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1.	The name of the Company is CITY TELECOM (VANCOUVER) INC.

2.	The authorized capital of the Company consists of ONE HUNDRED THOUSAND (100,000) Common shares without par value.

3.	I agree to take the number (and kind) (and class) of shares in the Company set opposite my name.

Full Name, resident Address and Occupation of Subscriber	) ) )	Number (and Kind) (and Class) of shares Taken by Subscriber
/s/ Caroline Paulson	) ) ) ) )	One Common share without par value
Caroline Paulson 3763 Mt. Highway North Vancouver, B.C. V7K 2H9	) ) ) )	TOTAL SHARES TAKEN:
Legal Assistant	) )	One Common share without par value

DATED January 22, 1999

COMPANY ACT

BRITISH COLUMBIA

ARTICLES

CITY TELECOM (VANCOUVER) INC.

(ii)

COMPANY ACT

BRITISH COLUMBIA

CITY TELECOM (VANCOUVER) INC.

ARTICLES

Part 1 - Interpretation

1.1 In these Articles, unless the context otherwise requires:

(1)	“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”‘, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, Article or other subdivision of these Articles;

(2)	“Company” means the company which is named above;

(3)	“Company Act” means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto, and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“directors” or the “board” means the directors of the Company for the time being;

(5)	“Memorandum” means the memorandum of the Company from time to time and all amendments thereto;

(6)	“register of directors” means the register of directors of the Company to be kept by the Company pursuant to the Company Act;

(7)	“register of members” means the register of members of the Company to be kept by the Company pursuant to the Company Act;

(8)	“registered address” of a director means his address as entered in the register of directors;

(9)	“registered address” of a member means his address as entered in the register of members; and

(10)	“share” means a share in the capital stock of the Company.

1.2 In these Articles, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa, where the context so admits.

1.3 The definitions in the Company Act and the Interpretation Act, British Columbia (and amendments thereto) shall, with the necessary changes and so far as are applicable, apply to these Articles, unless the context otherwise requires.

1.4 Expressions referring to writing shall be construed as including lithography, photography, printing, typewriting and any other means of presenting language in visible and durable form.

1.5 Expressions referring to signing shall be construed as including facsimile, printed or mechanically reproduced signatures and the receipt of messages by cable, telegram, telex, telecopy, or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

1.6 Powers conferred upon the members, the directors or any person may be exercised from time to time.

1.7 The provisions contained in Table A in the First Schedule of the Company Act shall not apply to the Company.

1.8 In any conflict between the provisions of these Articles and the Memorandum, the provisions of the Memorandum shall govern.

1.9 If any provision of these Articles is void, illegal or invalid, the remaining provisions shall be construed and take effect as if such provision had been omitted.

1.10 Unless the Company Act, the Memorandum or these Articles otherwise provide, an action to be taken by a resolution of the members may be taken by an ordinary resolution.

Part 2 - Share Capital

2.1 Subject to the other provisions of these Articles, all unissued shares shall be at the disposal of the board, who may reserve or set aside, allot and issue or otherwise dispose of or grant options for or other rights to purchase such shares to or for such persons (including directors) in such manner, at such time, at such price or for such consideration and upon such terms and conditions as the board determines.

2.2 If the Company is not a reporting company and the directors are required by the Company Act to offer shares being allotted, before allotment, pro rata to the members then:

(1)	before allotting any shares, the directors shall:

(a)	first offer those shares pro rata to the members; but

(b)	if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members;

and may issue certificates or warrants representing such offer which may, subject to the provisions of these Articles with respect to the transfer of shares, be transferred by any such member;

(2)	the offer shall be made by notice specifying the number of shares offered and limiting a time (of not less than seven days) for acceptance; and

(3)	after the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made or the person holding a certificate or warrant therefor that he declines to accept the offer, and if there are no other members who should first receive an offer of any remaining shares to be allotted, the directors may for three months thereafter offer such shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than or on terms more favourable than the offer to the members.

2.3 A member in writing may waive, in whole or in part, his right under Article 2.2 to be offered a specified allotment of shares but he may not waive his right generally.

2.4 No share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company and a document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article.

2.5	(1)	The Company may pay a commission, or allow a discount, to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any share or procuring or agreeing to procure a subscription (whether absolute or conditional) for any share as the directors may determine, provided that any such commission or discount does not exceed 25% of the price of such share.

	(2)	Any such commission may be satisfied in whole or in part by the issue of shares.

2.6 The Company may on any issue of shares pay such brokerage as shall be lawful and as the directors may determine.

2.7 Subject to the provisions (if any) in that behalf contained in the Memorandum or these Articles and without prejudice to any rights or special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such special rights or restrictions as the Company may from time to time determine by special resolution.

2.8 Subject to the rights of the holders of shares already issued, new shares may be created and issued with such rights annexed thereto as the Company determines by appropriate resolution.

2.9 If any share is without par value, the board may determine the price or consideration at which the Company may issue such share.

2.10	(1)	If at any time rights or special rights are attached to shares of any class, such rights or special rights (unless otherwise provided by the terms of issue of the shares of such class) may be altered with the consent of the holders of three-fourths of the issued shares of such class given either in writing or by resolution passed at a separate meeting of the holders of the shares of such class.

(2)	The provisions of these Articles relating to general meetings shall apply to every such separate meeting, mutatis mutandis, except that the necessary quorum shall be two persons holding or representing by proxy more than one-half of the issued shares of such class, except when there is only one person holding shares of such class in which case such person shall constitute a quorum.

2.11 The rights and restrictions attached to shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be affected by the creation or issue of further shares ranking pari passu therewith.

2.12 Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation and issuance of new shares shall be considered part of the original capital of the Company, and shall be subject to the provisions herein contained with reference to issue and allotment, transfer, transmission, forfeiture, sale, lien, surrender and otherwise.

Part 3 - Registration and Share Certificates

3.1 A share held in the names of two or more persons shall be deemed to be held jointly.

3.2 Except in the case of the personal representatives of, or trustees of the estate of, a deceased member, the directors may refuse to register in the register of members more than three persons as the joint holders of a share.

3.3 A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the register of members in respect of the share.

3.4 A share certificate may be delivered to a member entitled thereto by being mailed by prepaid post addressed to the registered address of the member, and neither the Company nor its transfer agent shall be liable for any loss occasioned to a member by reason that a share certificate so posted is lost in or stolen from the mails.

3.5 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

3.6 Every share certificate shall be signed manually by at least one officer or director of the Company, or by or on behalf of the registrar, branch registrar, transfer agent or branch transfer agent of the Company, and any additional signatures may be printed or otherwise mechanically reproduced and a share certificate so signed is as valid as if signed manually, notwithstanding that on the date of the issue of such share certificate any person whose signature is so printed or mechanically reproduced does not hold the office that he is stated on such share certificate to hold.

3.7 If any share certificate:

(1)	is worn out or defaced then, upon production of that share certificate to the directors, they may order the same to be cancelled and may issue a new share certificate in place of that share certificate; or

(2)	is lost, stolen or destroyed then, upon proof thereof to the satisfaction of the directors, upon paying the Company the fee determined pursuant to Article 3.8 and upon giving such indemnity as the directors deem adequate, a new share certificate in place thereof shall be issued to the party entitled thereto.

3.8 Every member shall be entitled to:

(1)	without payment, one share certificate for the shares registered in his name; and

(2)	upon paying such fee, not exceeding the fee permitted by the Company Act, as the directors may from time to time determine and upon the surrender of a share certificate for shares registered in his name together with his written request that the Company issue two or more share certificates in his name each representing a specified number of shares and in the aggregate representing the same number of shares as were represented by the share certificate so surrendered, such requested share certificates.

3.9 Except as otherwise required by law or by these Articles:

(1)	no person shall be recognized by the Company as holding any share upon any trust; and

(2)	the Company shall not be bound by or compelled in any way to recognize, even when having notice thereof, any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

Part 4 - Transfer and Transmission of Shares

4.1 The Company may appoint one or more persons as its transfer agent or registrar for the purpose of issuing, countersigning, registering, transferring and certifying the shares and share certificates of the Company.

4.2 The Company may cause one or more branch registers of members to be kept at such place or places within or outside British Columbia as the board determines and is permitted by the Company Act.

4.3 Subject to the restrictions and provisions of these Articles, a share shall be transferable, but the transferor is deemed to remain the holder of a share until the name of the transferee is entered on the register of members as holder thereof.

4.4	(1)	For the purpose of these Articles “instrument of transfer” means:

(a)	such form of transfer as may appear on the back of the Company’s share certificate representing the share proposed to be transferred; or

(b)	such, form of separate transfer document as may from time to time be in general use.

(2)	Every instrument of transfer shall be executed by the transferor or his authorized attorney and delivered for registration in accordance with the following procedure:

(a)	the execution of the instrument of transfer shall be attested and validated as the board may from time to time reasonably require;

(b)	the share certificate representing the share to be transferred shall be deposited at the office of the Company’s transfer agent or, if the Company has no transfer agent, at the registered office of the Company, together with an instrument of transfer;

(c)	there shall be a separate instrument of transfer for each class of shares proposed to be transferred;

(d)	when the transfer agent or the Company receives for the purpose of a proposed transfer of shares an instrument of transfer executed by or on behalf of the registered holder in blank or in favour of a named person, the Company shall, as against the registered holder of the shares,

(i)	where the instrument of transfer is executed in blank, be entitled to treat the person delivering the instrument of transfer, or

(ii)	where the instrument of transfer is in favour of a named person, be entitled to treat the person so named,

as the beneficial owner of such number of the shares as is specified in the instrument of transfer, or, where no number is specified, the number of shares covered by the share certificate deposited with the Company for the purpose of registering the transfer.

4.5 Neither the Company nor any director, officer or agent is bound to enquire into the title of the transferee of those shares to be transferred or is liable to the registered or any intermediate owner of those shares, for registering the transfer.

4.6 A share may be registered in the name of a person as executor, administrator, guardian, committee, curator, or trustee of a named person, trust or estate (the person in whose name any share is so registered or so proposed to be registered being herein referred to as a “fiduciary”) and

(1)	where application is made to issue or transfer any share to a fiduciary, the Company shall be under no obligation to look into the authority of the fiduciary, who shall be presumed, as against the Company, to be acting in accordance with his authority, unless in the case of a transfer of a share, the transfer proposed is from the person whose estate or interest is sought to be represented;

(2)	in the case of a transfer by a fiduciary, including a transfer by a fiduciary to himself, the Company shall not be obliged to enquire into the authority of the fiduciary or the propriety of the transaction or to ascertain whether the fiduciary continues to occupy his office at the time of transfer;

(3)	in all cases the Company shall be entitled to act on any order of a court of record wherever constituted or having jurisdiction in proceedings to which the registered holder appears from the order to have been a party, directing a vesting or declaring the ownership of shares, as evidenced by a copy of the order of the court certified as such under its seal;

(4)	as against the Company any grant of letters probate or letters of administration or order appointing a trustee, guardian, committee, curator or directing a vesting or declaring the ownership of shares, as evidenced by a certified copy thereof, shall be deemed to be in full force and effect and not to have been amended, revoked or reversed, unless and until there is served on the Company,

(a)	a certificate, under the seal of a court of record appearing to have the required jurisdiction, that proceedings have been commenced by way of appeal or otherwise to amend, revoke or reverse the grant or order, or

(b)	a certified copy of all order of a court of record appearing to have the necessary jurisdiction by which the earlier grant or order is amended, revoked or reversed;

(5)	any certificate issued under the seal of a court of record, and deposited with the Company or its transfer agent to the effect that any grant or order of that court of the nature described in Article 4.6(4) remains in full force and effect, has not been amended, revoked or reversed and that there is not outstanding with respect to the grant or order any proceeding of the nature referred to in Article 4.6(4)(a), shall, as against the Company, create the same presumption as to the validity of the grant or order as though the grant or order bore the same date as the certificate.

4.7 The transfer agent or registrar may refuse to record the issue or transfer of a share to an infant, bankrupt or person of unsound mind unless the board having knowledge of the circumstances, expressly approves of the transfer.

4.8 All instruments of transfer which are registered shall be retained by the Company or its transfer agent but any instrument of transfer, share certificate and other documentation deposited for the purpose of a transfer that the board declines to register in the register of members shall on demand be returned to the person depositing the same, or other person entitled thereto.

4.9 There shall be paid to the Company or its transfer agent in respect of the registration of any transfer or transmission such fee not exceeding that permitted by the Company Act as the board determines.

4.10	(1)	The legal personal representative of a deceased member (not being one of several joint holders) shall be the only person recognized by the Company as having any title to a share registered in the name of the member.

	(2)	On the death of one of the joint registered holders of a share, the survivor or survivors shall be the only person or persons recognized by the Company as having any title to or interest in the share.

4.11	(1)	A person becoming entitled to a share in a fiduciary capacity in consequence of the death, bankruptcy or insanity of a member, upon producing such evidence as the board finds sufficient that he sustains the character in which he purports to act, and of his entitlement to the share, shall, subject to compliance with applicable revenue legislation and other relevant law, be registered as holder of the share and may, subject to any restrictions and provisions as to transfers contained in these Articles, make any transfer of the share that the former member could have made.

	(2)	Before recognizing a legal personal representative the board may require him to take out a grant of probate or letters of administration in British Columbia.

4.12 The directors may decline to register in the register of members the transfer of a share on which the Company has a lien.

Part 5 - Alteration of Capital and Shares

5.1 The Company may from time to time alter the Memorandum and these Articles in the cases and to the extent permitted by the Company Act.

5.2 The Company may by ordinary resolution alter the Memorandum to increase its authorized capital by:

(1)	creating shares with par value or shares without par value, or both;

(2)	increasing the number of shares with par value or shares without par value, or both; or

(3)	increasing the par value of a class of shares with par value, if no shares of that class are issued.

5.3 The Company may, upon compliance with the applicable provisions of the Company Act and by appropriate resolution, make such other alterations in its authorized capital as are permitted by the Company Act.

Part 6 – Purchase and Redemption of Shares

6.1 Subject to the special rights and restrictions attached to any class of shares:

(l)	the Company may, by resolution of the directors and in compliance with the Company Act, purchase any of its issued shares pursuant to an offer made to and accepted by the holders thereof at the price and upon the terms specified in such resolution, but no such purchase shall be made if the Company is insolvent at the time of the proposed purchase or if the proposed purchase would render the Company insolvent;

(2)	unless the Company is purchasing the shares through a stock exchange, from an employee or former employee or pursuant to an order of a court, the Company shall make its offer to purchase pro rata to every member who holds shares of the class proposed to be purchased; and

(3)	the shares so purchased by the Company may be sold by the Company but the Company shall not exercise any vote in respect of these shares while they are held by the Company.

6.2 If the Company proposes, at its option, to redeem some but not all of the shares of any class, the directors may, subject to the special rights attached to any class of shares, decide the manner in which the shares to be redeemed shall be selected, and such shares need not be redeemed or purchased, pro rata.

Part 7 – Borrowing Powers

7.1 The directors may from time to time at their discretion borrow any sum or sums of money for the purposes of the Company and may raise or secure the repayment of any such sum or sums in such manner and upon such terms and conditions in all respects as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds, perpetual or redeemable, debentures or debenture stock or any mortgage, charge (whether specific or floating) or other security on the undertaking of the Company or the whole or any part of the property of the Company, both present and future including its uncalled capital.

7.2 Debentures, debenture stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued, and any other person who shall lawfully acquire the same by assignment, purchase or otherwise howsoever.

7.3 Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

7.4 The Company shall keep or cause to be kept in accordance with the Company Act:

(1)	a register of its debentures and debt obligations; and

(2)	a register of the holders of its bonds, debentures and other debt obligations;

and subject to the provisions of the Company Act may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures or other debt obligations within or without the Province of British Columbia as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of branch registers.

7.5 Every bond, debenture or other security of the Company shall be signed manually by at least one director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other security appointed by the Company or under any instrument under which the bond, debenture or other security is issued and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a bond, debenture or other security so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other security to hold at the date of the issue thereof.

7.6 If the directors or any of them or any other persons shall become personally liable for the payment of any amount primarily due from the Company, the directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

Part 8 - Liens on Shares

8.1 The Company shall have a lien on every share and on all dividends payable on every share, standing registered in the name of a single member for all moneys presently payable by such member or his estate to the Company but the board may at any time declare any share to be wholly or in part exempt from the provisions of this Part.

8.2 The Company may sell, in such manner as the board thinks fit, any share on which the Company has a lien, but no such sale shall be made unless some amount in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share or to the person entitled to the share by reason of such holder’s death or bankruptcy.

8.3 The proceeds of the sale shall be firstly applied in payment of such part of the amount in respect of which the lien exists as is presently payable and secondly held in reserve to provide for the payment of such part of the balance of the amount as is payable at a fixed time and any residue shall be paid to the registered holder of the share at the date of the sale.

8.4 The purchaser shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Part 9 - General Meetings

9.1 Subject to the provisions of these Articles and the Company Act an annual general meeting shall be held once in every calendar year at such time and place in accordance with the Company Act as the directors shall determine.

9.2 If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing to the business required to be transacted at the annual general meeting held in any particular year, that business shall be as valid as if transacted at the annual general meeting to be held in that year as if such annual general meeting had been duly convened and held at the date specified in the consent, and it is not necessary for the Company to hold an annual general meeting in that year.

9.3 A resolution in writing pursuant to Article 9.2 may be in one or more counterparts, each of which may be signed by one or more members or by the duly appointed nominee or proxy on behalf of such members, and which together shall be deemed to constitute a resolution in writing.

9.4 Subject to the provisions in the Company Act the directors may, whenever they think fit, and the directors shall, promptly on the receipt of a requisition of a member or members of the Company representing not less than 5% of such of the issued shares in the capital of the Company as at the date of the requisition carry the right of voting in all circumstances at general meetings, convene a general meeting of the Company.

9.5 If at any time there are not within the Province sufficient directors capable of acting to form a quorum, any director or any two members of the Company or, if there is only one member of the Company, that one member of the Company, may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

9.6 Not less than 21 days notice of a general meeting specifying the place, the day and hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter mentioned to each person who is at the time the notice is sent registered as the holder of a share entitling him to be present at such meeting and to such person as are by law or under these Articles or other regulations of the Company, entitled to receive such notice from the Company.

9.7 The accidental omission to give notice of a general meeting to, or the failure to receive such notice by, any of the persons entitled to receive the same shall not invalidate any proceedings of that general meeting or any meeting adjourned therefrom.

9.8 Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of a document, it shall be sufficient if the portion of a notice relating to the document states that a copy of the document is or will be available for inspection by recipients of the notice at an office of the Company in British Columbia or at one or more places within the Province during business hours in the period between the date of the notice and the date of the meeting, and if the document is available.

9.9 When there is only one member of the Company, no notice of any meeting need be given.

9.10 If the Company is or becomes a reporting company, advance notice shall be published in the manner required by the Company Act of any general meeting at which directors are to be elected.

9.11 Persons entitled to notice of a general meeting may waive notice thereof or reduce the period of notice convening the meeting, by unanimous consent in writing, and may give such waiver before, during or after the meeting.

9.12 If at any general meeting of the Company, all the members of the Company are present, the said members may waive the necessity of giving any previous notice thereof, and an entry in the minute book of such waiver shall be sufficient evidence of the due convening of the meeting.

Part 10 - Proceedings at General Meetings

10.1 The following business at a general meeting shall be deemed to be special business:

(1)	all business at a general meeting other than an annual general meeting; and

(2)	all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors (if the appointment of auditors has not been waived as permitted by the Company Act), ratification of the acts of the directors, changing the number of directors, the election of directors, the appointment of the auditors, if any, and such other business as, under these Articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors issued with the notice convening the meeting.

10.2 A quorum for a general meeting shall be two individuals present at the meeting and representing in person or by proxy shares carrying not less than 10% of the votes eligible to be cast at such meeting, except during such time as the Company has only one member entitled to vote at a general meeting, in which case that one member shall constitute a quorum.

10.3 No business, other than the election of a chairman if necessary pursuant to Article 10.6, and the adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present and if at any time during a general meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

10.4 If within half an hour from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, and at the adjourned meeting a quorum shall be one individual present and if, at such adjourned meeting, such a quorum is not present within half an hour after the time appointed for the meeting, the meeting shall be dissolved.

10.5 The President of the Company or, in his absence, the Vice President of the Company, or so failing both the President and the Vice President, one of the directors present, shall preside as chairman of every general meeting.

10.6 If at a general meeting any one of the President, the Vice President or the directors is present and is not willing to act as chairman or no such person willing to act as chairman is present within fifteen minutes after the time appointed for holding the meeting, the individuals present as members, nominees or representatives may choose one of their number to be chairman of the meeting.

10.7 Notwithstanding Article 10.5 and 10.6, any person (whether a member or not) present at a meeting may, with the consent of the meeting, preside as chairman thereof.

10.8	(1)	The chairman may, with the consent of a meeting at which a quorum is present, and shall in pursuance of a resolution to that effect, adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment takes place.

	(2)	It shall not be necessary to give notice of an adjournment except when a meeting is adjourned for fifteen days or more, in which case notice shall be given as in the case of an original meeting.

10.9 The directors shall be entitled to attend at any general meeting, but no director shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member, proxyholder or representative of a corporation entitled to vote thereat.

Part 11 - Voting

11.1	(1)	Subject to the provisions of the Company Act, every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by an individual entitled to vote.

	(2)	Unless a poll is so directed or demanded, a declaration by the chairman that a resolution has been carried or carried unanimously by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.2	(1)	Except as otherwise provided in this Article, a poll shall be taken in such manner and at such time as the chairman directs, and the result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

(2)	A poll on the election of a chairman or on a question of adjournment shall be taken forthwith.

(3)	A poll on any other question shall be taken at the meeting or within seven days after the meeting, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(4)	A direction or demand for a poll shall not prevent the continuance of a meeting for the transaction of business other than that on which a poll is to be taken.

(5)	A demand for a poll may be withdrawn.

(6)	Every ballot cast upon a poll and every proxy appointing a proxyholder who has cast a ballot upon a poll shall be retained by the secretary for the period and be subject to the inspection as the Company Act may provide.

11.3 Subject to any rights or restrictions as to votes attached to any class of shares and the restrictions on joint holders, on a show of hands every individual who is present as a member, or as a nominee or representative of one or more members, or who is holding a proxy on behalf of a member who is not present at the meeting, shall have one vote, and on a poll every member present in person or represented by a nominee or a proxy shall have one vote for each share of which he is the registered holder.

11.4 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote in addition to any vote to which he may be otherwise entitled.

11.5 A dispute as to the admission or rejection of a vote shall be determined by the chairman of the meeting at or for which the vote is tendered and his determination in good faith shall be final and conclusive.

11.6 No resolution proposed at a meeting need be seconded and the chairman of any meeting is entitled to move or propose a resolution.

11.7 A person entitled upon compliance with Part 25 to be registered as the holder of a share may vote at a general meeting in respect thereof in the same manner as if he were the registered holder of the share, if he has satisfied the directors of his right to be so registered at least twenty-four hours before the time for holding the meeting or adjourned meeting at which he proposes to vote.

11.8 Any one of the joint holders of a share may vote at a general meeting, (either personally or by nominee) in respect of the share as if he were solely entitled thereto and if more than one of the joint holders is present or is represented at a general meeting, that one of them whose name appears first on the register of members in respect of the share shall alone be entitled to vote in respect thereof.

11.9 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

11.10 A poll demanded on the election of a chairman of a meeting or on a question of adjournment shall be taken at the meeting forthwith without adjournment.

11.11 Minutes of a meeting duly signed by all members of the Company who would have been entitled to vote thereat shall be conclusive evidence that all of the provisions of these Articles relating to the holding of meetings and voting thereat were duly complied with.

11.12	(1)	An ordinary resolution consented to in writing by not less than three-fourths of the members of the Company who would have been entitled to vote thereon in person or by proxy at a general meeting of the Company or a special resolution consented to in writing by every member of the Company who would have been entitled to vote thereon in person or by proxy at a general meeting of the Company shall be deemed to be as valid and effectual as if such resolution had been passed at a meeting of the Company duly convened and held.

	(2)	A resolution consented to in writing pursuant to Article 11.12(l) may be in one or more counterparts, each of which may be signed by one or more members or by the duly appointed nominee or proxy on behalf of a member and which together shall be deemed to constitute a resolution in writing.

11.13 The directors may fix in advance a date not more than forty-nine days preceding the date of any meeting of members or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid; but in no event shall the Company close its register of members.

Part 12 - Proxy Voting

12.1 Every member entitled to vote at a general meeting may, by means of a proxy, appoint an individual (who need not be a member) as his nominee to attend, speak, act and vote for him and on his behalf at the meeting in the manner, to the extent, and with the power conferred by the proxy.

12.2 A proxy shall be in writing, dated as of the date on which it is executed, and shall be executed by the member or his attorney authorized in writing, or if the member is a corporation, under its common seal or by hand of its president, managing director or other officer or attorney duly authorized.

12.3 Except if the Company is a reporting company, a proxy shall continue to be valid until revoked.

12.4 A nominee may be appointed to act for a member at every general meeting or at one or more general meetings which are held within such period of time, not exceeding one year from the date of the proxy, as the proxy specifies.

12.5 A proxy may contain the restrictions, limitations or instructions referred to in the Company Act.

12.6 A proxy shall, to the extent that it is inconsistent with a proxy of prior date, be deemed to revoke such prior proxy.

12.7 A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death, disability or bankruptcy of the member, the revocation of the proxy or the transfer of any share to which the proxy relates, unless notice in writing of the death, disability, bankruptcy, revocation or transfer has been received by the chairman of the meeting before the commencement thereof.

12.8 Subject to the provisions of the Company Act, the board may make regulations respecting the times and places for the deposit of proxies before meetings and adjourned meetings of the Company, and providing for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Company or any agent of the Company appointed for the purpose of receiving such particulars, and providing that particulars so received shall be as effective as though the proxies themselves were deposited.

12.9 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxyholder, whether for a specified meeting or otherwise, shall be substantially in the form following, or in any other form that the directors shall approve:

(Name of Company)

The undersigned hereby appoints                                                                                   of                                                                       (or failing him                                                                                                        of                                                      ) as proxy for the undersigned to attend, speak, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the                  day of                         , 19    , and at any adjournment of that meeting.

Signed this                 day                          of                     , 19    .

(Signature of Member).

12.10	(1)	A corporate member may by written instrument delivered to the Company appoint an individual as its representative and may in like manner terminate such appointment.

	(2)	Until his appointment terminates, a representative so appointed may on behalf of the member he represents attend, speak and vote at meetings of the Company and sign resolutions of members and shall at any meeting of the Company that he attends be counted as such member in the quorum for such meeting.

Part 13 - Directors

13.1 The business of the Company shall be managed by the directors who may exercise all such powers and do all such acts and things as the Company may exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these Articles and to any rules, not being inconsistent with these Articles, which are made from time to time by the Company in general meeting; but no rule, made by the Company in general meeting, shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

13.2 The subscriber to the Memorandum is the first director of the Company who shall hold office until his successor is elected or appointed and who may determine, in writing, the name(s) of the director(s) of the Company who are to hold office upon the resignation of the said subscriber as a director.

13.3 The number of directors:

(1)	may be determined in writing by the subscriber but, unless so determined, shall not be less than:

(a)	if the Company is not a reporting company, one; and

(b)	if the Company is a reporting company, three; and

(2)	the Company may, by ordinary resolution, increase the number of directors so determined or decrease the same to not less than the numbers required pursuant to (a) and (b) above.

13.4 A director shall not be required to have any share qualification but any person not being a member of the Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent as if he were a member of the Company.

13.5 Subject to the provisions of Article 13.8 and the Company Act:

(1)	the directors shall be paid such remuneration, if any, as the board may from time to time determine;

(2)	any remuneration so payable to a director who is also an officer or employee of the Company or who is counsel or solicitor to the Company or otherwise serves it in a professional capacity shall be in addition to his salary as such officer or to his professional fees as the case may be;

(3)	in addition, the board may by resolution from time to time award special remuneration out of the funds of the Company to any director who performs any special work or service for or undertakes any special mission on behalf of the Company outside the work or services ordinarily required of a director of the Company; and

(4)	the directors shall also be paid such reasonable expenses incurred in attending board, committee or members’ meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

13.6 The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

13.7 A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, as member or otherwise, and subject to the provisions of Article 13.8 and the Company Act, no such director shall be accountable to the Company for any remuneration or other benefit received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

13.8	(1)	A director who is in any way, whether directly or indirectly, interested in an existing contract or a proposed contract or transaction with the Company shall declare the nature and extent of his interest at a meeting of the directors in accordance with the provisions of the Company Act.

	(2)	A director shall not vote in respect of any such contract or arrangement in which he is interested, and if he does vote his vote shall not be counted, but such director shall continue to be counted in the quorum present for the meeting.

	(3)	Subject to the Company Act, the foregoing prohibitions shall not apply to:

(a)    any contract or transaction relating to a loan to the Company, which a director or specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan, or

		(b) any contract or transaction made or to be made with, or for the benefit of an affiliated corporation of which a director is a director, or

		(c) any contract or transaction relating to an indemnity under Part 23 or to insurance under Part 23, or

		(d) any contract or transaction relating to the remuneration of a director in his capacity as a director.

(4)	The foregoing prohibitions may at any time be suspended or relaxed to any extent by the Company in general meeting and either generally or in respect of any particular contract, arrangement or transaction, subject at all times to the provisions of the Company Act.

13.9 A director may hold any other office or place of profit under the Company in conjunction with his office of director (other than auditor if the Company is or becomes a reporting company) for such period and on such terms, as to remuneration and otherwise, as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established, subject at all times to the provisions of the Company Act.

13.10 Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

13.11 The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance, subject at all times to the provisions of the Company Act.

13.12	(1)	A director (in these Articles called an “appointor”) may appoint as his alternate any person who is not disqualified to be a director.

	(2)	An appointment of an alternate shall not be effective until an instrument in writing declaring the appointment and signed by the appointor is delivered to the registered office of the Company.

	(3)	An appointor may revoke an appointment of his alternate by instrument in writing delivered to the registered office of the Company.

	(4)	The appointment of an alternate terminates if his appointor ceases to be a director or if the alternate sustains any of the disabilities referred to in Article 13.13.

	(5)	The Company is not obligated to remunerate any alternate or to reimburse an alternate for any expense incurred in carrying out his function.

	(6)	If an appointor is absent from any meeting of the directors, the alternate for such appointor shall be entitled to attend, speak, act and vote at such meeting as a director in place of such appointor, and may sign or concur in resolutions pursuant to Article 15.14.

(7)	A director or other person may act as alternate for any one or more directors and at any meeting of the directors shall be counted as one director for each director for whom he is the alternate for purposes of determining the quorum and be entitled to cast one vote for each director for whom he is the alternate in addition to, in the case of a director acting as the alternate for any one or more directors, being counted and voting, as a director in his own right.

13.13 The directorship of a director shall terminate:

(1)	on the effective date specified in his notice in writing to the registered office of the Company resigning his directorship, or

(2)	if he is found to be incapable of managing his own affairs by reason of mental infirmity, or

(3)	if he is removed pursuant to Article 14.6, or

(4)	if he is convicted within or without the Province of an indictable offence or felony and the other directors resolve to remove him, or

(5)	if he ceases to be qualified to act as a director under the Company Act.

Part 14 - Retirement and Election of Directors

14.1	(1)	At each annual general meeting of the Company, the office of all the directors shall terminate, and the members shall elect such number of directors up to the number permitted by these Articles or as otherwise determined, or as may be elected.

	(2)	If in any calendar year the Company does not hold an annual general meeting, the directors then in office shall be deemed to have been elected or appointed as directors on the last day on which the annual general meeting for such year could have been held pursuant to the Company Act, and the directors so deemed to be elected or appointed may hold office until other directors are elected or appointed or until the day on which the next annual general meeting is held.

14.2 A retiring director is eligible for re-election.

14.3 If, at any general meeting at which an election of directors ought to take place, the places of the retiring directors are not filled up, such of the retiring directors as may be requested by the newly-elected directors shall, if willing, continue in office until further new directors are elected either at a general meeting specially convened for that purpose or at the annual general meeting in the next of some subsequent year, unless it is determined to reduce the number of directors.

14.4 The directors may, between annual general meetings, appoint one or more additional directors of the Company; but the number of additional directors shall not at any time exceed 1/3 (one third) of the number of directors elected or appointed at the last annual general meeting of the Company.

14.5 A casual vacancy that occurs among the directors may be filled for the unexpired term by the remaining directors.

14.6 In the event of the death of the last surviving director, the required number of directors may be appointed by an instrument or instruments in writing signed by all the surviving members (if any) of the Company and/or the personal representatives of all deceased members of the Company.

14.7 The Company may by special resolution remove any director before the expiration of this term in office, and may, by ordinary resolution appoint another person as director in the place of a director so removed who shall hold office only during such time as the director in whose place he is appointed would have held the office if he had not been removed.

Part 15 - Proceedings of Directors

15.1	(1)	The directors may meet together at such places and adjourn and otherwise regulate their meetings and proceedings as they see fit.

	(2)	The quorum necessary for the transaction of business may be fixed by the directors from time to time and unless so fixed, shall be a majority of the directors then in office or, if the number of directors is fixed at one, shall be one director, and any alternate director shall be counted in a quorum at a meeting at which his appointer is absent.

	(3)	An interested director is to be counted in a quorum notwithstanding his interest.

	(4)	The Chairman of the board, if any, or in his absence, or if there is no Chairman of the board, the President of the Company, shall be chairman of the meetings of the board, but if at any meeting neither the Chairman of the board nor the President is present within fifteen minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

	(5)	Questions arising at any meeting of the board shall be decided by a majority of votes cast, and in case of an equality of votes, the chairman shall not have a second or casting vote.

15.2 A director may at any time, and the Secretary upon the request of a director shall, convene a meeting of the board.

15.3	(1)	Notice of a meeting of the board shall be given to each director at least forty-eight (48) hours before the time fixed for the meeting.

	(2)	Notice may be given orally, personally or by telephone, or in writing, personally or by delivery through the post or telegraph, or any other means of communication in common usage.

	(3)	When written notice of a meeting is given to a director, it shall be addressed to him at his registered address.

(4)	Where the board has established a fixed time and place for the holding of its meetings, no notice of meetings to be held at such fixed time and place need be given to any director.

(5)	A director may waive notice of a meeting of the board or consent to the reduction of the period of notice convening the meeting, and may give such waiver or such consent before, during or after the meeting.

15.4 For the first meeting of the board to be held immediately following the election of a director at an annual general meeting of the Company or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to such newly appointed or elected director in order for the meeting to be duly constituted.

15.5 A meeting of the board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board generally.

15.6 The continuing director or directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the quorum of directors, the continuing director or directors may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company, but for no other purpose.

15.7	(1)	The directors may on such terms as they see fit delegate any but not all of their powers to a committee or committees consisting of any one or more directors as they think fit.

	(2)	Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

15.8 A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

15.9 The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote.

15.10 All acts done by the board, or by a committee of the board, or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any director or person so acting, or that he was disqualified, be as valid as if every such person were qualified and had been duly appointed.

15.11 No resolution, proposed at a meeting of the directors or at a meeting of a committee of the directors need be seconded and the Chairman of any meeting shall be entitled to move or propose a resolution.

15.12 Any director of the Company who may be absent temporarily from the Province of British Columbia may deliver to the registered office of the Company a waiver of notice of meetings of the directors or a direction that notice of meetings of the directors be given to the alternate of such director and may, at any time, withdraw the waiver or direction, as the case may be, by instrument in writing delivered to the registered office of the Company, and until the waiver or direction, as the case may be, is withdrawn, no notice of meetings of the directors shall be given to that director or notice of meetings of the directors shall be sent to the alternate of such director, as the case may be; and any and all meetings of the directors of the Company, notice of which has not been given to such director or has been given to the alternate of such director, as the case may be, shall, provided a quorum of the directors is present, be valid and effective.

15.13 A director, or his alternate, may participate in a meeting of the board or of any committee of the directors by means of a conference telephone or other communications facility by means of which all persons participating in the meeting can hear each other and provided that all such persons agree to such participation, and any director, or his alternate, participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and shall be counted in the quorum therefor and shall be entitled to speak and vote thereat.

15.14	(1)	A resolution in writing, signed by each director or his alternate, or if there is only one director, by that one director, shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

	(2)	A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors or alternates, and which together shall be deemed to constitute a resolution in writing.

Part 16 - Officers

16.1 The board may from time to time appoint such officers of the Company as it may determine, none of whom save a Chairman of the board, if any, and the President, need be a member of the board.

16.2 All appointments of officers shall be made upon such terms and conditions and at such remuneration (whether by way of salary, fee, commission, participation in profits, or otherwise) as the board thinks fit; and every such appointment shall be subject to termination at the pleasure of the board unless otherwise fixed by contract.

16.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created and conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

Part 17 – Documents and Records

17.1 The directors shall cause minutes to be duly entered in books provided for the purposes:

(1)	of all appointments of officers;

(2)	of the names of the directors or their alternates or substitutes present at each meeting of directors and of any committee of directors;

(3)	of all orders made by the directors or committee of directors, and

(4)	of all resolutions and proceedings of general meetings of the Company and of all meetings of the directors and of committees of directors, and any such minutes as aforesaid, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.

17.2 The directors shall cause the Company to keep at its records office or at such other place as the Company Act may permit, the documents, copy documents, registers, minutes and records which the Company is required by the Company Act to keep at its records office or at such other place, and appoint such agent or agents to keep such records and enter into such agreements and pay such remuneration or fee to such agents as the directors shall, from time to time, determine.

Part 18 - The Seal, Execution and Certification of Documents

18.1 The directors may provide a common seal for the Company and they shall have power from time to time to destroy the same and substitute a new seal in lieu thereof.

18.2 Subject to the provisions of the Company Act, the directors may provide for use in any other province, state, territory or country an official seal, which shall be a facsimile of the common seal of the Company.

18.3 The board shall provide for the safe custody of the common seal of the Company which shall not be impressed on any instrument except when such impression is attested by the signatures of:

(1)	the secretary or assistant secretary, if any, for the purpose of certifying under the seal of the Company copies of extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of the members or the board or committees of the board or any instrument executed or issued by the Company;

(2)	such one or more directors or officers as are prescribed by resolution of the board; provided that a general resolution directing the use of the seal may at any time be passed by the directors and shall apply to the use of the seal until countermanded by another resolution of the directors of the Company;

(3)	any two directors;

(4)	if there is only one director of the Company, that director, alone; or

(5)	the President, alone.

18.4 The following persons have authority to execute and certify documents on behalf of the Company:

(1)	such director, officer or other person(s) as are prescribed by resolution of the board;

(2)	any two directors;

(3)	if there is only one director of the company, that director, alone; or

(4)	the President, alone.

18.5 The signature of any officer or director of the Company may, if authorized by the board, be printed, lithographed, engraved or otherwise reproduced upon any instrument or document to be signed, executed or issued by the Company or by any such officer or director; and any instrument on which the signature of any such person is so reproduced by authorization of the board shall be as valid to all intents and purposes as if it had been signed manually by such person, and notwithstanding that the person whose signature is so reproduced is deceased or has ceased to hold office at the date of the execution, delivery or issue of such document.

18.6 The term “instrument” as used in Article 18.3 shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases and receipts and discharges for the payment of money or other obligations, share certificates of the Company, share warrants to the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

Part 19 - Dividends

19.1	(1)	Subject to the special rights and restrictions, if any, attached to shares, or classes thereof, by the memorandum or articles, the board may declare dividends and pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company and fix the date of record therefor and the time for payment thereof.

	(2)	No notice need be given of the declaration of any dividend.

	(3)	If no date of record for the payment of dividends is fixed pursuant to Article 11.13, the date of record shall be deemed to be the same date as the date of the declaration of the dividend.

19.2 Dividends may be declared to be payable out of the retained earnings, profits or other income of the Company or out of capital surplus or out of the share premium account, if any, or as otherwise permitted by law.

19.3 No dividend shall bear interest against the Company.

19.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or debenture stock of the Company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the footing of the value so fixed or in lieu of fractional shares, bonds, debentures or debenture stock, in order to adjust the rights of all parties, and may vest any such specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

19.5 The directors may retain the dividend payable on a share in respect of which a person is, under part 25 entitled to become a member, until such person becomes the registered holder of such share.

19.6 Any dividend or other monies payable in cash in respect of a share may be paid by cheque or warrant sent through the post to the registered holder of the share in a prepaid letter, envelope or wrapper addressed to the registered holder at his registered address, or in the case of joint holders, to the registered address of that one of the joint holders who is the first named on the register of members, or to such person and to such address as the holder or joint holders, as the case may be, in writing direct. Any one of two or more joint holders may give effectual receipts for any dividend or other monies payable or assets distributable in respect of a share held by them as joint holders.

19.7 Notwithstanding any other provision of these Articles should any dividend result in any member being entitled to a fractional part of a share, the directors shall have the right to pay such member in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such share was or was deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the members with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those members of the Company.

19.8 The directors may, before or without declaring any dividend, set aside out of the profits of the Company such sums as they think proper as appropriations from income, which shall at the discretion of the directors, be applicable for meeting contingencies or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may either be employed in the business of the Company or be invested in such investments as the directors in their discretion may from time to time determine.

19.9 If any share is issued on terms providing that it shall rank for dividend as and from a particular date, such share shall rank for dividend accordingly.

19.10 The directors may deduct from any dividend payable to any member on or in respect of a share, all sums of money, if any, presently payable by him to the Company.

19.11 The directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Part 20 - Accounts

20.1 The board shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and condition of the Company and to comply with the provisions of the Company Act.

20.2 The board may, subject to the provisions of the Company Act, determine whether and to what extent, and at what times and places, and on what conditions, the records and books of account of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right to inspect any record or book of account or document of the Company except as conferred by statute or as authorized by the board or by ordinary resolution whether previous notice has been given thereof or not.

20.3 The directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open to the inspection of any director during normal business hours of the Company.

20.4 The board shall cause to be prepared and shall send to the members and place before the members in general meeting the financial statements and reports of the auditors of the Company at the times and in the manner prescribed by the Company Act.

20.5 Unless the Company is not a reporting company and the appointment of an auditor is waived by the members in accordance with the Company Act, auditors of the Company shall be appointed and their duties regulated according to the provisions of the Company Act.

Part 21 - Notices

21.1 A notice may be given or a document delivered by the Company to a member or director, either personally or by sending it through the post to him in a prepaid letter, envelope or wrapper addressed to the member or director at his registered address, whether such address is within or outside British Columbia.

21.2 Any notice or document sent through the post shall be deemed to have been given or delivered on the day following the day on which the letter, envelope or wrapper containing the notice or document is posted in the mail of the Government of Canada, postage prepaid, (exclusive of any day upon which the mail is not regularly processed, transported or delivered in the locality of the posting, processing, transporting or delivery of the letter, envelope or wrapper, or is not regularly transmitted between the locality of the posting and the locality of the intended delivery).

21.3 A notice may be given or a document delivered by the Company to the joint holders of a share by giving the notice or delivering the document, as the case may be, to the joint holder first named in the register of members in respect of the share.

21.4 A notice may be given or a document delivered by the Company to a person claiming entitlement to a share in consequence of the death, bankruptcy or insanity of a member, by sending it through the post in a prepaid letter, envelope or wrapper addressed to such person by name, or by his title as representative of the deceased, bankrupt or disabled member, at the address, if any, supplied to the Company for the purpose by the person claiming to be so entitled, or, until such an address has been so supplied, by giving the notice or delivering the document in any manner in which the same might have been given or delivered if the death, bankruptcy or insanity had not occurred.

21.5 Any notice or document sent through the post to or left at the registered address of any member, in pursuance of these Articles, shall, notwithstanding such member is then deceased, and whether or not the Company has notice of his decease, be deemed to have been duly delivered in respect of any registered share, whether held solely or jointly with another person by such member, and shall for all purposes of these Articles be deemed sufficient notice or delivery, as the case may be, to his personal representatives and all persons, if any, jointly interested with him in any such share.

21.6 Where by these Articles a notice is required to be given or a document to be delivered a specific period of time before or after the occurrence of some event or before or after some specific date or time, the day of giving or delivery shall not, unless it is otherwise provided, be counted in calculating the period of time.

Part 22 - Winding-up

22.1	(1)	If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide amongst the members in specie or kind the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and may for such purposes set such value as he deems fair upon any property to be so divided and may determine how such division shall be carried out as between the members or different classes of members.

	(2)	The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members or any of them as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Part 23 - Indemnification and Protection of Directors, Officers, Employees and Certain Agents

23.1	(1)	Subject to the provisions of the Company Act, the Company shall indemnify a director or former director of the Company and the director or former director of a corporation of which the Company is or was a member, and the heirs and personal representatives of any such director or former director, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his or their being or having been a director of the Company or a director of such corporation, including any action brought by the Company of such corporation and each director on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

(2)	The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

23.2 The Company shall indemnify any person other than a director in respect of any loss, damage, cost or expense whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, cost or expense shall arise out of failure to comply with instructions, wilful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution so directs.

23.3 In addition to the foregoing, the Company shall indemnify the secretary or an assistant secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the Company Act or these Articles, and the secretary and each assistant secretary shall, on being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

23.4	(1)	The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person.

	(2)	The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law.

	(3)	Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this part.

23.5 The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

23.6 Subject to the Company Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer car employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the

Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any money, security or effect shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

23.7 Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

23.8 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

Part 24 - Prohibitions

24.1 The number of members for the time being of the Company is not to equal or exceed that number which, pursuant to the laws of any jurisdiction applicable to the Company or its right to issue its securities would make the Company subject to the laws of such jurisdiction relating to the public issue and trading in the securities of the Company.

24.2 No share or debt obligation issued by the Company shall be sold or offered to the public.

Part 25 - Restriction Upon Share Transfers

25.1 No share shall be sold, transferred or otherwise disposed of by any member, assignee of a bankrupt or insolvent member, execution creditor, liquidator, receiver or executor, administrator or legal representative of a deceased member, or by a mortgagee, pledgee or other security holder of a member, nor shall it be transferred by operation of law as upon inheritance, bequest, court order, or declaration, execution sale, the creation of an entitlement to an interest pursuant to the provisions of the Family Relations Act of British Columbia or any statute of similar purport, or otherwise than by the voluntary act of the person whose title or interest is to be so transferred, without the previous express sanction of the directors of the Company.

Name, Resident Address and Occupation of Subscriber

/s/ Caroline Paulson
Caroline Paulson
3763 Mt. Highway
North, Vancouver, B.C.
V7K 2H9

Legal Assistant

Dated January 22, 1999